EXHIBIT 99.1

55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
(973) 942-1111 Fax (973) 942-9816
www.greatercommunity.com

Greater Community Bancorp Reports Second Quarter 2006 EPS of $0.25

TOTOWA, NJ—July 19, 2006—Greater Community Bancorp (Nasdaq: GFLS) today reported net income for the second quarter of 2006 of $2.1 million, a decrease of 4.4% from the $2.2 million reported for the second quarter of 2005. Diluted earnings per share were $0.25, compared with $0.27 per share reported for the prior-year second quarter. Current quarter results included an incremental charge of $0.04 per share in connection with the previously announced resignation of the Company’s President and Chief Operating Officer effective July 31, 2006. Excluding the charge, net income increased 8.9% and diluted earnings per share increased $0.02, or 7.4%, compared to the second quarter of 2005.

For the first six months of 2006, net income was $4.6 million, an increase of 4.6% over the $4.4 million reported for the first six months of 2005. Diluted earnings per share were $0.55, increasing $0.02 from the prior-year period.

Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, "The challenging interest rate and competitive environment continued through the second quarter of 2006. However, by changing our asset mix and controlling asset growth we have been successful in maintaining a meaningful net interest margin through the first six months of the year. Additionally, non-interest expense growth has been contained through this period, demonstrating improving efficiency in our operations”.

For the quarter, net interest income was $8.1 million, increasing 2.3% over the second quarter of 2005, primarily reflecting growth in average loans and leases. The net interest margin averaged 4.02% for the quarter versus 3.96% a year ago. Non-interest income for the quarter was $1.5 million, decreasing $0.1 million from the second quarter of 2005. The prior-year quarter included gains on sales of investment securities of $0.2 million. Non-interest expense totaled $6.2 million for the second quarter of 2006, increasing 3.0% from the prior-year second quarter. Excluding the incremental charge taken in the quarter, non-interest expense declined 5.1% from the second quarter of 2005 and on a year to date basis increased 2.4% compared to a year ago.

At June 30, 2006, total assets were $883.1 million, decreasing 2.4% from the prior year quarter-end, whereas average assets grew $36.1 million year over year. Average loans and leases increased $47.0 million, or 7.5%, and average deposits increased $38.5 million, or 5.8%.

In June, the Board of Directors declared a 2.5% stock dividend and a $0.14 per share quarterly cash dividend. Shareholders' equity totaled $67.3 million at June 30, 2006, up 9.7% from twelve months ago.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its state-chartered commercial bank subsidiary, Greater Community Bank. Greater Community Bank provides traditional commercial and retail banking services to small businesses and consumers, and operates an equipment leasing and financing subsidiary, Highland Capital Corp. Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank- guaranteed, and are subject to risk and may lose value). The Company also offers traditional insurance products, title insurance and settlement services and personal income tax return preparation services through its various operating subsidiaries.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operation, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, change in economic climate, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT at Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data, unaudited)
	June 30,
	2006	2005
ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing	$23,713	$29,294
FEDERAL FUNDS SOLD	500	47,450
Total cash and cash equivalents	24,213	76,744
DUE FROM BANKS - Interest-bearing	5,699	6,621
INVESTMENT SECURITIES - Available-for-sale	68,594	95,452
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
$47,737 and $43,279 at June 30, 2006 and 2005, respectively)	48,269	43,464
Total investment securities	116,863	138,916
LOANS AND LEASES, net of unearned income	692,356	638,526
Less: Allowance for loan and lease losses	(9,681)	(9,123)
Net loans and leases	682,675	629,403
PREMISES AND EQUIPMENT, net	10,186	10,606
ACCRUED INTEREST RECEIVABLE	3,896	3,292
OTHER REAL ESTATE OWNED, net	549	849
BANK-OWNED LIFE INSURANCE	15,241	14,763
GOODWILL	11,574	11,574
OTHER ASSETS	12,231	12,071
TOTAL ASSETS	$883,127	$904,839

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$167,894	$185,644
Interest-bearing checking	246,633	232,119
Savings	78,167	88,738
Time deposits less than $100	126,421	149,607
Time deposits $100 and over	77,702	56,772
Total deposits	696,817	712,880
FEDERAL FUNDS PURCHASED	4,500	-
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	9,063	9,433
FHLB ADVANCES	70,000	85,000
SUBORDINATED DEBENTURES	24,743	24,743
ACCRUED INTEREST PAYABLE	2,583	1,967
OTHER LIABILITIES	8,127	9,456
Total liabilities	815,833	843,479
SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized, 8,349,080 and
8,070,004 shares outstanding at June 30, 2006 and 2005, respectively	4,175	3,937
Additional paid-in capital	57,527	52,429
Retained earnings	5,357	3,807
Accumulated other comprehensive income	235	1,187
Total shareholders' equity	67,294	61,360
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$883,127	$904,839

Greater Community Bancorp
Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2006	2005	2006	2005
INTEREST INCOME:
Loans and leases	$11,851	$10,192	$23,459	$19,831
Investment securities	1,361	1,442	2,756	2,740
Federal funds sold and deposits with banks	167	256	496	349
Total interest income	13,379	11,890	26,711	22,920

INTEREST EXPENSE:
Deposits	3,740	2,359	7,217	4,212
Short-term borrowings	1,074	1,145	2,132	2,336
Long-term borrowings	507	507	1,014	1,014
Total interest expense	5,321	4,011	10,363	7,562

NET INTEREST INCOME	8,058	7,879	16,348	15,358

PROVISION FOR LOAN AND LEASE LOSSES	314	229	314	440
Net interest income after provision for loan and lease losses	7,744	7,650	16,034	14,918

NON-INTEREST INCOME:
Service charges on deposit accounts	739	731	1,417	1,461
Commissions and fees	323	334	600	616
Loan fee income	165	174	282	269
Gain on sale of investment securities	-	200	28	640
Bank-owned life insurance	115	133	236	260
All other income	199	86	310	197
Total non-interest income	1,541	1,658	2,873	3,443

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,910	3,410	7,308	6,773
Occupancy and equipment	916	925	1,827	1,869
Regulatory, professional and other fees	547	574	1,109	1,060
Computer services	201	233	443	456
Office expenses	211	301	529	550
Other operating expenses	435	596	964	1,184
Total non-interest expense	6,220	6,039	12,180	11,892

INCOME BEFORE PROVISION FOR INCOME TAXES	3,065	3,269	6,727	6,469
PROVISION FOR INCOME TAXES	951	1,058	2,151	2,095

NET INCOME	$2,114	$2,211	$4,576	$4,374

Weighted average shares outstanding - Basic	8,341	8,025	8,322	7,997
Weighted average shares outstanding - Diluted	8,378	8,241	8,357	8,215

Earnings per share - Basic	$0.25	$0.28	$0.55	$0.55
Earnings per share - Diluted	$0.25	$0.27	$0.55	$0.53

Greater Community Bancorp

	Quarters Ended
	June 30,
SELECTED FINANCIAL DATA	2006	2005
(dollars in thousands, except per share data, unaudited)

Earnings
Net interest income	$8,058	$7,879
Provision for loan and lease losses	314	229
Non-interest income	1,541	1,658
Non-interest expense	6,220	6,039
Net income	2,114	2,211
Per Share Data[1]
Earnings per share - basic	$0.25	$0.28
Earnings per share - diluted	0.25	0.27
Book value per share	8.06	7.61
Cash dividend declared	0.14	0.12
Performance Ratios
Return on average assets	0.97%	1.02%
Return on average equity	12.57%	14.66%
Net interest margin (tax equivalent basis)	4.02%	3.96%
Efficiency ratio	64.80%	64.68%

	As of June 30,
SELECTED BALANCE SHEET DATA & RATIOS	2006	2005
(dollars in thousands, unaudited)

Period-end Balances
Total assets	$883,127	$904,839
Total loans and leases, net of unearned income	692,356	638,526
Total deposits	696,817	712,880
Total shareholders' equity	67,294	61,360
Capital & Liquidity
Shareholders' equity/ total assets	7.62%	6.78%
Average loans and leases/ average deposits	98.31%	92.45%
Asset Quality
Net loan and lease charge-offs/ average loans and leases	0.02%	0.04%
Nonperforming assets + 90 days past due/ total assets	0.19%	0.26%
Allowance for loan and lease losses/ total loans and leases	1.40%	1.43%

[1] Adjusted retroactively for stock dividends.